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                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE



BUSINESS PRESS CONTACT:                              INVESTOR RELATIONS CONTACT:
Robyn Jenkins                                        Allison Parker
Cisco Systems, Inc.                                  Cisco Systems, Inc.
(408) 853-9848                                       (408) 853-0176
rojenkin@cisco.com                                   allparke@cisco.com

TRADE PRESS CONTACT:
Kim Gibbons
Cisco Systems, Inc.
(408) 525-4909
kgibbons@cisco.com


               CISCO SYSTEMS COMPLETES ACQUISITION OF AYR NETWORKS

        SAN JOSE, Calif., Oct. 11, 2002 -- Cisco Systems, Inc., today announced it has completed the acquisition of privately-held AYR Networks, Inc. of Palo Alto, California. AYR Networks develops high-performance distributed networking services and highly scalable routing software technologies. AYR Networks' technology and expertise will augment the continued evolution of Cisco IOS(R) Software, the network systems software for Cisco's routing and switching platforms.

ABOUT CISCO SYSTEMS

        Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

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Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of
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